Exhibit 99.1

Prologis, L.P. Announces Early Participation Results in Exchange Offers for Duke Realty Notes, Receipt of Requisite Consents and Extension of the Early Participation Premium

SAN FRANCISCO, CA, September 14, 2022 /PRNewswire/ -- Prologis, Inc. (NYSE: PLD) today announced early results from the offers to exchange outstanding notes (the “Duke Realty Notes”) of the nine series described in the table below issued by Duke Realty Limited Partnership (“Duke Realty OP”) for notes in nine corresponding series to be issued by Prologis, L.P. (“Prologis OP,” and such notes the “Prologis Notes”) in the aggregate principal amount of up to $3.375 billion. As of 5:00 p.m., New York City time, on September 14, 2022 (the “Early Expiration Date”) and as indicated in the table below, approximately $3.22 billion aggregate principal amount of the Duke Realty Notes had been validly tendered for exchange (and not validly withdrawn), and the requisite consents applicable to each series of Duke Realty Notes to adopt the Proposed Amendments (as defined below) have been received (such consents may not be revoked after the Early Expiration Date by the terms and conditions of the exchange offers and consent solicitations as described in the corresponding prospectus). In light of having received the requisite consents to amend the terms of the applicable Duke Realty OP indenture (such indentures, as amended and supplemented, the “Duke Realty Indentures”) governing the Duke Realty Notes (the “Proposed Amendments”), the Proposed Amendments will be adopted, assuming the merger with Duke Realty Corporation (“DRE”) is completed. The following table shows the principal amount of each such series tendered by the Early Expiration Date.

Series of Notes Issued by Duke Realty OP to be Exchanged	CUSIP No. of Duke Realty Notes	Outstanding Principal Amount of Tendered as of Early Expiration Date	Percent of Aggregate Principal Amount Tendered as of the Early Expiration Date
3.250% Senior Notes due June 30, 2026	26441YAZ0	$357,969,000	95.46%
3.375% Senior Notes due December 15, 2027	26441YBA4	$447,549,000	94.22%
7.250% Senior Notes due June 15, 2028	26441QAC8	$50,000,000	100.00%
4.000% Senior Notes due September 15, 2028	26441YBB2	$429,594,000	95.47%
2.875% Senior Notes due November 15, 2029	26441YBC0	$364,206,000	91.05%
1.750% Senior Notes due July 1, 2030	26441YBE6	$322,559,000	92.16%
1.750% Senior Notes due February 1, 2031	26441YBF3	$441,023,000	98.01%
2.250% Senior Notes due January 15, 2032	264414AX1	$485,465,000	97.09%
3.050% Senior Notes due March 1, 2050	26441YBD8	$322,411,000	99.20%

The exchange offers and the solicitation of consents will expire at 5:00 p.m., New York City time, on October 4, 2022 (the “Final Expiration Date”). Prologis OP is hereby amending the terms of the Exchange Offer so that, for each $1,000 principal amount of Duke Realty Notes validly tendered for exchange (and not validly withdrawn) after the Early Expiration Date but prior to the Final Expiration Date, eligible holders of Duke Realty Notes will now also be eligible to receive $1,000 principal amount of Prologis OP Notes plus $1 in cash, which includes the Early Participation Premium (the “Total Consideration”). To be eligible to receive the Total Consideration, eligible holders must validly tender (and not validly withdraw) their Duke Realty Notes at or prior to the Final Expiration Date. For the avoidance of doubt, in no event will any holder of the Duke Realty Notes receive more than $1,000 principal amount of Prologis OP Notes plus $1 in cash for each $1,000 principal amount of Duke Realty Notes validly tendered and accepted for exchange. Capitalized terms used but not defined in this press release shall have the meanings ascribed to them in the Prospectus.

The exchange offers and the solicitation of consents are being made under the terms and subject to the conditions set forth in the prospectus contained in the registration statement on Form S-4 filed by Prologis OP with the Securities and Exchange Commission (the “SEC”) on August 31, 2022, that was declared effective on September 14, 2022 (as amended from time to time, the “Prospectus”), and a related letter of transmittal and consent that contains a more complete description of the terms and conditions of the exchange offers and the solicitation of consents.

A holder who validly tenders its Duke Realty Notes for exchange will be deemed to have delivered its consent to the applicable Proposed Amendments. Tenders of Duke Realty Notes may be withdrawn any time prior to the Final Expiration Date. Consents to the Proposed Amendments delivered prior to the Early Expiration Date may no longer be revoked as the Early Expiration Date has passed. Consents to the Proposed Amendments delivered after the Early Expiration Date and before the Final Expiration Date may be revoked any time prior to the Final Expiration Date. Tenders of Duke Realty Notes may not be validly withdrawn after the Final Expiration Date, unless Prologis OP otherwise is required by law to permit withdrawal.

A holder who does not validly tender its Duke Realty Notes for exchange, or whose notes are not accepted for exchange, will remain a holder of such Duke Realty Notes. If the Proposed Amendments to the applicable Duke Realty Indenture are adopted, all such Duke Realty Notes will be governed by the applicable Duke Realty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Duke Realty Indentures.

Prologis OP’s obligations to complete the exchange offers and the solicitation of consents are conditioned upon, among other things, completion of the merger with DRE and receipt of valid consents sufficient to effect the Proposed Amendments. The merger with DRE is expected to be completed in the fourth quarter of 2022.

TD Securities (USA) LLC and Wells Fargo Securities, LLC are serving as the dealer managers and D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations. Copies of the exchange offer material can be obtained from D.F. King & Co., Inc. at 212-269-5550 (toll) or 866-864-7961 (toll-free) or via duke@dfking.com. Questions regarding the exchange offers and the solicitation of consents may be directed to TD Securities (USA) LLC, at (866) 584-2096 (toll-free) or (212) 827-2842 (collect) or the email address LM@tdsecurities.com and to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4759 (collect) or the email address liabilitymanagement@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The exchange offers and solicitation of consents are being made only by means of a prospectus that is part of a registration statement.

About Prologis, Inc.

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (95 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

Additional Information about the Exchange Offers and Where to Find It

As noted above, in connection with the exchange offers, Prologis OP has filed with the SEC a registration statement on Form S-4 that includes a prospectus of Prologis OP. The registration statement was declared effective by the SEC on September 14, 2022. HOLDERS OF DUKE REALTY NOTES ARE URGED TO READ THE PROSPECTUS AND OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the prospectus and other relevant documents filed by Prologis OP, including the prospectus, at the SEC’s website at www.sec.gov. Copies of the documents filed by Prologis with the SEC are available free of charge on Prologis’s website or by contacting Prologis Investor Relations at +1-415-394-9000.

Forward-Looking Statements

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may” and “will” including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co- investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.